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                                                                    EXHIBIT 21.1
                           RAYTEL MEDICAL CORPORATION
                             Federal EIN: 94-2787342

                      For the year ended September 30, 1999

NAME & ADDRESS                                              FEDERAL EIN          TAX PD
Raytel Cardiac Services, Inc.                               06-1287427            9/98
7 Waterside Crossing
Windsor, CT 06095

Raytel Cardiovascular Labs, Inc.                            94-3210502            9/98
7 Waterside Crossing
Windsor, CT 06095

Raytel Imaging Holdings, Inc.                               06-1406441            9/98
7 Waterside Crossing
Windsor, CT 06095

Raytel Imaging Network, Inc.                                94-3210501            9/98
7 Waterside Crossing
Windsor, CT 06095

Raytel Medical Imaging, Inc.                                06-1332098            9/98
7 Waterside Crossing
Windsor, CT 06095

Raytel Management Holdings, Inc.                            94-3251759            9/98
2755 Campus Drive, Suite 200
San Mateo, CA 94403

Raytel Texas Physician Services, Inc.                       94-3249951            9/98
2755 Campus Drive, Suite 200
San Mateo, CA 94403

Raytel Granada Hills, Inc.                                  94-3221261            9/98
2755 Campus Drive, Suite 200
San Mateo, CA 94403

Raytel California Physician Services, Inc.                  94-3253644            9/98
2755 Campus Drive, Suite 200
San Mateo, CA 94403

Raytel Texas Heart Center Management Company, Inc.          94-3286082            9/98
2755 Campus Drive, Suite 200
San Mateo, CA 94403

CardioCare                                                  11-3145721            9/98
7 Waterside Crossing
Windsor, CT 06095

Cardiovascular Ventures Inc.                                65-0294084            9/98
7 Waterside Crossing
Windsor, CT 06095


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
NAME & ADDRESS                                              FEDERAL EIN          TAX PD
Cardiovascular Ventures of Alexandria, Inc.                 72-1325012            9/98
7 Waterside Crossing
Windsor, CT 06095

Cardiovascular Ventures of Central San Antonio, Inc.        75-0381834            9/98
7 Waterside Crossing
Windsor, CT 06095

Cardiovascular Ventures of East New Orleans, Inc.           72-1333975            9/98
7 Waterside Crossing
Windsor, CT 06095

Cardiovascular Ventures of Texas, Inc.                      65-0340398            9/98
7 Waterside Crossing
Windsor, CT 06095

Cardiovascular Ventures of Towson, Inc.                     72-1250526            9/98
7 Waterside Crossing
Windsor, CT 06095

Cardiovascular Ventures of West Houston, Inc.               72-1284493            9/98
7 Waterside Crossing
Windsor, CT 06095

Fort Worth Cardiac Laboratory, Inc.                         75-2341421            9/98
7 Waterside Crossing
Windsor, CT 06095

Cardiovascular Ventures of Texas II, Inc.                   74-2657210            9/98
7 Waterside Crossing
Windsor, CT 06095

Cardiovascular Centers of Port St. Lucie, Inc.              72-1235790            9/98
7 Waterside Crossing
Windsor, CT 06095

Cardiovascular Ventures of Cleveland, Inc.                  72-1333978            9/98
7 Waterside Crossing
Windsor, CT 06095

Heart Institute of Port St. Lucie                           59-2420810            9/98
7 Waterside Crossing
Windsor, CT 06095

Physician Partners of Port St. Lucie                        65-0627710            9/98
7 Waterside Crossing
Windsor, CT 06095

Raytel Heart Center of Harrisburg, LLC                      94-3303355            9/98
2755 Campus Drive, Suite 200
San Mateo, CA 94403
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